================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      HEALTH CARE & RETIREMENT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

--------------------------------------------------------------------------------

                                    HCR LOGO

                     HEALTH CARE AND RETIREMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      and
                                PROXY STATEMENT

                                  MEETING DATE
                                  MAY 6, 1997

                            YOUR VOTE IS IMPORTANT!
             Please mark, date and sign the enclosed proxy card and
          promptly return it to the Company in the enclosed envelope.

--------------------------------------------------------------------------------

                                    HCR LOGO

                     HEALTH CARE AND RETIREMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1997

     The Annual Meeting of Stockholders of Health Care and Retirement Corporation will be held on Tuesday, May 6, 1997 at 2:00 p.m. in the auditorium of One SeaGate, Toledo, Ohio, for the following purposes:

     1. To elect three directors for three-year terms, or until their successors are elected and qualified;

     2. To approve the Amended Restricted Stock Plan;

     3. To ratify the selection of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting.

     The record date for voting at the meeting is March 13, 1997. Only holders of Common Stock of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting.

     Please sign, date and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record should sign.

                                          By Order of the Board of Directors,

                                          Paul A. Ormond
                                          Chairman of the Board

                                          R. Jeffrey Bixler
                                          Secretary
March 25, 1997

                     HEALTH CARE AND RETIREMENT CORPORATION

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Health Care and Retirement Corporation, a Delaware corporation ("HCR" or "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting"), to be held at One SeaGate, Toledo, Ohio, on Tuesday, May 6, 1997, at 2:00 p.m., and at any and all adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 25, 1997. The mailing address of the principal executive offices of the Company is One SeaGate, Toledo, Ohio 43604-2616.

     Only stockholders of record at the close of business on March 13, 1997 will be entitled to vote at the meeting. At such date, there were outstanding 44,592,100 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote. There is no provision in the Company's Certificate of Incorporation for cumulative voting. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Votes cast in person or by proxy will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the matter to which the abstention applies. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The Common Stock outstanding on the record date included 443,883 shares held by the trustee under the Company's Stock Purchase and Retirement Savings Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code, which shares the trustee must vote in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years. Currently, the terms of office for members of Class III of the Board of Directors will expire on the date of the Annual Meeting in 1997. The members of Class III are Robert
G. Siefers, M. Keith Weikel and Thomas L. Young. The Board of Directors has fixed the number of directors to be elected at the 1997 Annual Meeting at three and has nominated Messrs. Siefers, Weikel and Young for election to Class III. Those persons who are elected directors at the 1997 Annual Meeting will hold office until their terms expire on the date of the 2000 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class I and Class II of the Board of Directors will expire, respectively, on the dates of the Annual Meeting in 1998 and 1999.

     So far as the Board has been advised, only the three persons named above as nominees will be nominated for election as directors at the Annual Meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these three nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the number of directors may be reduced accordingly. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder entitled to vote for the election of directors may withhold authority to vote for all or certain nominees.

     The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, his name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company.

1997 NOMINEES

     ROBERT G. SIEFERS, age 51, has been a director of the Company since February, 1992. Since February, 1991 Mr. Siefers has been Executive Vice President and Chief Financial Officer of National City Corporation, Cleveland, Ohio. Mr. Siefers is a member of Class III of the Board of Directors and a member of the Audit and Compensation Committees.

     M. KEITH WEIKEL, age 59, has been Senior Executive Vice President and Chief Operating Officer of the Company since August, 1991 and a director of the Company since February, 1992. Since October, 1991 he has been employed by Health Care and Retirement Corporation of America ("HCRA"), a subsidiary of the Company, as Senior Executive Vice President and Chief Operating Officer. Mr. Weikel is a member of Class III of the Board of Directors.

     THOMAS L. YOUNG, age 53, has been a director of the Company since August, 1991. He is Executive Vice President-Administration and General Counsel of Owens-Illinois, Inc., a position he has held since April, 1992. From December, 1990 to April, 1992, he was Vice President and General Counsel of Owens-Illinois. He is a member of Class III of the Board of Directors and a member of the Audit and Compensation Committees of the Board.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE.

CONTINUING DIRECTORS

     JOHN J. CLAIR, JR., age 50, has been a director of the Company since February, 1992. Since 1980, he has been a partner in the law firm of Latham & Watkins, with headquarters in Los Angeles, California. Mr. Clair concentrates his practice in corporate tax matters. He is a member of the bar of the State of California and a member of the American, California and Los Angeles County bar associations. He is a member of Class I of the Board of Directors and a member of the Audit Committee.

     JOSEPH H. LEMIEUX, age 66, has been a director of the Company since August, 1991. Mr. Lemieux is Chief Executive Officer of Owens-Illinois, a position he has held since September, 1990. Mr. Lemieux has been a member of the Owens-Illinois Board of Directors since July, 1984 and Chairman of that Board since September, 1991. He is a member of Class II of the Board of Directors of the Company and a member of the Compensation Committee. Mr. Lemieux is also a director of Libbey Inc. and National City Corporation.

     GEOFFREY G. MEYERS, age 52, has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since August, 1991 and a director of the Company since February, 1992. Since October, 1991 he has been employed by HCRA, as Executive Vice President and Chief Financial Officer. Mr. Meyers is a member of Class II of the Board of Directors of the Company.

     PAUL A. ORMOND, age 47, has been Chairman of the Board, President and Chief Executive Officer of the Company since August, 1991. Since October, 1991 he has been employed by HCRA as President and Chief Executive Officer. He is a member of Class I of the Board of Directors of the Company. Mr. Ormond is also a director of Trinova Corporation.

COMPENSATION OF DIRECTORS

     During 1996, the annual fee for service on the Board by each non-management director was $20,000. In addition, the fee paid to non-management directors for attendance at Board meetings was $1,000 per meeting, and the fee for attendance at meetings of a committee of the Board was $500 per meeting. Such fees were paid in cash quarterly unless deferred under the Deferred Compensation Plan for Outside Directors. Management directors do not receive additional compensation for service on the Board of Directors.

     The Company has adopted, with stockholder approval, a Stock Option Plan for Outside Directors ("Outside Directors Plan"). Under the terms of the Outside Directors Plan, each non-management director receives an option to purchase 9,000 shares of Common Stock upon election to the Board and, after completing one year of service, an additional option to purchase 9,000 shares of Common Stock on the business day immediately following each annual stockholders' meeting for so long as such person continues to serve as a director. The per share exercise price of each option is the fair market value of a share of Common Stock on the date of grant. Options granted under this plan are immediately exercisable. During 1996, Messrs. Clair, Lemieux, Siefers and Young each received option grants under the terms of the Outside Directors Plan.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met five times during 1996. All members of the Board attended all meetings of the Board and all meetings of the committees on which each served.

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent public accountants; reviews the plan and results of the auditing engagement with the independent public accountants; reviews the scope and results of the Company's internal auditing procedures; reviews the adequacy of the Company's system of internal accounting controls; and directs and supervises investigations into matters within the scope of its duties. The Audit Committee met twice during 1996. The Committee is comprised of Messrs. Clair, Siefers and Young.

     The Compensation Committee of the Board of Directors is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company's executive compensation programs. The Committee has overall responsibility for administering the executive compensation program of the Company. The Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company's business and its competitiveness with the compensation practices of other companies. From time to time, the Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews and approves salaries for the executive officers of the Company. The Committee is also responsible for administering the Stock Option Plan for Key Employees, the Restricted Stock Plan and certain other incentive compensation plans covering executive officers. The Compensation Committee met twice during 1996. The Committee is comprised of Messrs. Lemieux, Siefers and Young.

OTHER DIRECTOR INFORMATION

     During 1996, the law firm of Latham & Watkins, of which Mr. Clair is a partner, received fees from the Company for legal services in connection with various securities, tax, acquisition and litigation matters. The Company anticipates continuing to utilize the services of Latham & Watkins on various legal matters.

     During 1996, National City Bank and National City Bank, Northwest, subsidiaries of National City Corporation, provided commercial banking, private banking and trust services to the Company and certain of its officers. National City Bank, Northwest, is also trustee of the Company's Stock Purchase and Retirement Savings Plan and administrator of its Senior Management Savings Plan. Mr. Lemieux is a director of National City Corporation and Mr. Siefers is an executive officer of National City Corporation.

                    SECURITY OWNERSHIP OF CERTAIN MANAGEMENT
                             AND BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows, as of the record date, information concerning beneficial ownership of shares of Common Stock by directors and nominees individually, the individuals named in the Summary Compensation Table, and directors and executive officers of the Company as a group. Except as indicated by the notes to the table, the holders listed below have sole voting and investment power over the shares beneficially owned by them.

                                                          AMOUNT AND NATURE
                                      NAME OF               OF BENEFICIAL       PERCENT
       TITLE OF CLASS             BENEFICIAL OWNER         OWNERSHIP(1)(2)      OF CLASS
----------------------------  ------------------------    -----------------     --------
Common Stock................  R. Jeffrey Bixler                 101,296            (3)
Common Stock................  John J. Clair, Jr.                 48,000            (3)
Common Stock................  Joseph H. Lemieux                  60,000            (3)
Common Stock................  Geoffrey G. Meyers                444,861            (3)
Common Stock................  Paul A. Ormond                  2,222,122(4)         4.6
Common Stock................  Paul G. Sieben                    136,732            (3)
Common Stock................  Robert G. Siefers                  48,000            (3)
Common Stock................  M. Keith Weikel                   553,758            1.1
Common Stock................  Thomas L. Young                    43,350            (3)
Common Stock................  Executive Officers &            3,833,633            7.9
                              Directors as a group

---------------

(1) Includes the following number of shares which the person has a right to acquire within 60 days of the record date upon the exercise of options:
    Bixler -- 88,175; Clair -- 45,000; Lemieux -- 45,000; Meyers -- 340,992;
    Ormond -- l,609,302; Sieben -- 57,001; Siefers -- 45,000;
    Weikel -- 434,394; Young -- 38,300; and Executive Officers and Directors as a Group -- 2,837,182.

(2) Includes shares held by Messrs. Bixler, Meyers, Ormond, Sieben and Weikel and by all executive officers as a group, under the Stock Purchase and Savings Plan as of the record date.

(3) Percentage of ownership does not exceed one percent of the class.

(4) Includes 81,472 shares held by family members of Mr. Ormond and 89,286 shares held in trust for certain family members of Mr. Ormond. Mr. Ormond disclaims any beneficial interest in the shares held by family members or in trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of December 31, 1996, with respect to any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock. The information presented is based upon Schedule 13Gs filed pursuant to the Securities Exchange Act of 1934 and received by the Company.

                                                             AMOUNT AND NATURE
                                 NAME AND ADDRESS              OF BENEFICIAL       PERCENT OF
    TITLE OF CLASS             OF BENEFICIAL OWNER               OWNERSHIP           CLASS
-----------------------  --------------------------------    -----------------     ----------
Common Stock...........  Putnam Investments, Inc.(1)             5,939,546            13.2%
                         One Post Office Square
                         Boston, MA 02109
Common Stock...........  A I M Management Group, Inc.(2)         4,597,450            10.2%
                         11 Greenway Plaza, Suite 1919
                         Houston, TX 77046
Common Stock...........  Brinson Partners, Inc.(3)               4,079,359             9.1%
                         209 South LaSalle Street
                         Chicago, IL 60604
Common Stock...........  J.P. Morgan & Co.
                         Incorporated(4)                         2,732,711             6.1%
                         60 Wall Street
                         New York, NY 10260

---------------

(1) The Schedule 13G received by the Company from Putnam Investments, Inc. ("PI") indicated that the filing was made on behalf of PI, its parent company, Marsh & McLennan Companies, Inc. ("MMC"), two subsidiaries of PI which are registered investment advisers, Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC"), and Putnam New Opportunities Fund ("Fund"). The Schedule 13G filing further indicated that PI had shared voting power over 212,600 shares and shared dispositive power over 5,939,546 shares; that PIM had shared dispositive power over 5,492,646 shares; that PAC had shared voting power over 212,600 shares and shared dispositive power over 446,900 shares; and that Fund had shared dispositive power over 2,400,000 shares.

(2) The Schedule 13G received by the Company from A I M Management Group, Inc. ("AIM") indicated that the filing was made on behalf of AIM and its wholly-owned subsidiaries, A I M Advisors, Inc. and A I M Capital Management, Inc., and that AIM had shared voting and dispositive power over all shares.

(3) The Schedule 13G received by the Company from Brinson Partners, Inc. ("BPI") indicated that the filing was made on behalf of BPI, Brinson Trust Company ("BTC"), Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC"). BTC is a wholly-owned subsidiary of BPI. BPI is a wholly-owned subsidiary of BHI. BHI is a wholly-owned subsidiary of SBCUSA. SBCUSA is a wholly-owned subsidiary of SBC. The Schedule 13G further indicated that BPI, BHI, SBCUSA and SBC had shared voting and shared dispositive power over all shares and BTC had shared voting and shared dispositive power over 814,250 shares.

(4) The Schedule 13G received by the Company from J.P. Morgan & Co. Incorporated ("J.P. Morgan") indicated that J.P. Morgan had sole voting power over 1,783,529 shares, shared voting power over 37,537 shares, sole dispositive power over 2,671,399 shares and shared dispositive power over 59,712 shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth the annual and long-term compensation for the last three completed fiscal years for the Company's Chief Executive Officer and the four other most highly compensated executive officers at the end of the last completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                                 ------------------------
                                                                                 PAYOUTS
                                                                   AWARDS        --------
                                              ANNUAL             -----------      LONG-
                                          COMPENSATION(1)        SECURITIES        TERM
          NAME AND                     ---------------------     UNDERLYING      INCENTIVE       ALL OTHER
     PRINCIPAL POSITION       YEAR      SALARY       BONUS       OPTIONS (#)     PAYOUTS      COMPENSATION(2)
----------------------------  ----     --------     --------     -----------     --------     ---------------
Paul A. Ormond..............  1996     $481,731     $500,000        90,000       $396,900        $  32,781
  Chairman, President         1995      451,846      450,000        90,000        378,000           31,206
  and Chief Executive         1994      421,961      400,000        90,000        360,000           69,082
  Officer
M. Keith Weikel.............  1996      306,154      260,000        30,000        211,680           24,055
  Senior Exec. Vice           1995      286,231      235,000        30,000        201,600           24,017
  President and Chief         1994      269,859      215,000        30,000        192,000           32,886
  Operating Officer
Geoffrey G. Meyers..........  1996      220,808      128,000        18,000        108,241           13,300
  Exec. Vice President        1995      208,738      115,000        18,000        103,088           13,267
  and Chief Financial         1994      197,112      105,000        18,000         98,175           21,439
  Officer
R. Jeffrey Bixler...........  1996      160,692       66,000        12,000         53,746            8,407
  Vice President and          1995      145,923       60,000        10,500         51,188            8,000
  General Counsel             1994      137,056       52,000         9,000         48,750            5,246

Paul G. Sieben..............  1996      155,519       57,000         9,000         53,746            8,231
  Vice President, Director    1995      145,615       54,000         9,000         51,188            8,112
  of Development &            1994      137,056       49,000         9,000         48,750            6,328
  Construction

---------------

(1) The aggregate incremental cost of perquisites and other personal benefits was less than the minimum required to be reported pursuant to the Securities and Exchange Commission's rules.

(2) The amounts disclosed in this column for 1996 include (a) Company matching contributions to its Senior Management Savings Plan ("SMSP"), a nonqualified defined contribution plan, on behalf of Messrs. Ormond, Weikel, Meyers, Bixler and Sieben in the amounts of $27,952, $16,235, $10,074, $6,321 and $6,286, respectively; and (b) the dollar value of premiums paid for life insurance for Messrs. Ormond, Weikel, Meyers, Bixler and Sieben in the amounts of $4,829, $7,820, $3,226, $2,086 and $1,945, respectively.

OPTION GRANTS

     The following table sets forth information on stock option grants during 1996 pursuant to the Company's Amended Stock Option Plan for Key Employees for the individuals named in the Summary Compensation Table. The Company does not maintain a stock appreciation rights plan covering executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS(1)
                               ---------------------------------------------------------------------------
                               NUMBER OF       % OF TOTAL
                               SECURITIES     OPTIONS/SARS
                               UNDERLYING      GRANTED TO
                                OPTIONS       EMPLOYEES IN     EXERCISE    EXPIRATION        GRANT DATE
NAME                           GRANTED(#)         1996          PRICE         DATE        PRESENT VALUE(2)
-----------------------------  ----------     ------------     -------     ----------     ----------------
Paul A. Ormond...............    90,000           24.3%        $ 27.75        12/4/06         $967,500
M. Keith Weikel..............    30,000            8.1%          27.75        12/4/06          322,500
Geoffrey G. Meyers...........    18,000            4.9%          27.75        12/4/06          193,500
R. Jeffrey Bixler............    12,000            3.2%          27.75        12/4/06          115,920
Paul G. Sieben...............     9,000            2.4%          27.75        12/4/06           86,940

---------------

(1) Each grant during 1996 provides that the option shall not be exercisable to any extent until three years following the date of grant at which time the option becomes fully exercisable.

(2) Represents an estimate of option values at grant date (December 3, 1996) by using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 20%, risk-free rate of return of 5.96% and expected life of 6.9 years.

AGGREGATED OPTION VALUES

     The following table sets forth information concerning option exercises during the last fiscal year by the individuals named in the Summary Compensation Table and the aggregate dollar value of unexercised options held at the end of the last fiscal year by such individuals. The value is based upon a share price of $28.625.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                           VALUE OF
                                                   NUMBER OF SECURITIES                   UNEXERCISED
                        SHARES                    UNDERLYING UNEXERCISED                 IN-THE-MONEY
                      ACQUIRED ON              OPTIONS AT DECEMBER 31, 1996      OPTIONS AT DECEMBER 31, 1996
                       EXERCISE      VALUE     -----------------------------     -----------------------------
        NAME              (#)       REALIZED   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------  -----------   --------   -----------     -------------     -----------     -------------
Paul A. Ormond......                             1,609,302        270,000        $36,445,464      $ 1,676,250
M. Keith Weikel.....                               434,394         90,000          9,773,167          558,750
Geoffrey G. Meyers..                               340,992         54,000          7,734,445          335,250
R. Jeffrey Bixler...     30,000     $611,475        98,175         31,500          2,183,710          180,938
Paul G. Sieben......                                89,785         27,000          1,988,417          167,625

LONG-TERM INCENTIVE PLANS

     The individuals named in the Summary Compensation Table are covered by the Company's Performance Award Plan ("PAP") under which eligible employees receive a cash award payable at the end of the three-year period following the grant of the award. The total amount of any award payable at the end of an award period is determined by the Compensation Committee of the Board of Directors and is based upon Company performance criteria established at the beginning of the period. Award payouts for the 1996-1998 award period will be based on the compound annual growth rate in earnings per share of Common Stock over the period.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

                                         PERFORMANCE           ESTIMATED FUTURE PAYOUTS
                                          OR OTHER                  UNDER NON-STOCK
                                        PERIOD UNTIL               PRICE-BASED PLANS
                                         MATURATION       -----------------------------------
                 NAME                     OR PAYOUT       THRESHOLD      TARGET      MAXIMUM
--------------------------------------  -------------     ---------     --------     --------
Paul A. Ormond........................    1996-1998       $144,000      $288,000     $432,000
M. Keith Weikel.......................    1996-1998         76,250       152,500      228,750
Geoffrey G. Meyers....................    1996-1998         38,500        77,000      115,500
R. Jeffrey Bixler.....................    1996-1998         20,000        40,000       60,000
Paul G. Sieben........................    1996-1998         19,375        38,750       58,125

RETIREMENT PLANS

     The following table illustrates the estimated combined annual retirement benefits which would be provided under the Company's Pension Plan, a qualified defined benefit plan ("Pension Plan"), and the Senior Executive Retirement Plan, a nonqualified defined benefit plan ("SERP"), in various average earnings classifications upon normal retirement at age 65:

HIGH
CONSECUTIVE
THREE-YEAR                                    YEARS OF CREDITED SERVICE
AVERAGE         -------------------------------------------------------------------------------------
EARNINGS           5           10           15           20           25           30           35
--------------  -------     --------     --------     --------     --------     --------     --------
$  300,000       20,400       40,800       61,200       81,600      102,000      122,400      142,800
   600,000       41,800       83,700      125,500      167,300      209,100      251,000      292,800
   900,000       63,300      126,500      189,800      253,000      316,300      379,500      442,800
 1,200,000       84,700      169,400      254,100      338,700      423,400      508,100      592,800
 1,500,000      106,100      212,200      318,300      424,500      530,600      636,700      742,800
 1,700,000      120,400      240,800      361,200      481,600      602,000      722,400      842,800

     The benefits illustrated in the above table are calculated on a straight-life annuity basis. In accordance with the provisions of the Pension Plan and the SERP, the table reflects the greater of the regular benefit under current provisions of the plans and the "grandfathered benefit" under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other benefits, but the "grandfathered" benefit does contain a partial offset for social security benefits.

     At December 31, 1996, Messrs. Ormond, Weikel, Meyers, Bixler and Sieben had, respectively, total Credited Service under the Pension Plan and the SERP of 23 years, 10 years, 29 years, 14 years and 17 years. Annual covered compensation includes base salary and amounts earned under the Annual Incentive Award Plan and PAP. The covered compensation for 1996 does not differ substantially from that set forth in the Salary, Bonus and Long-Term Payout columns in the Summary Compensation Table.

EXECUTIVE EMPLOYMENT AGREEMENTS

     HCRA has entered into employment agreements with each of the Company's corporate officers, including the executive officers listed in the Summary Compensation Table, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each Employment Agreement also provides that the officer's employment is not for any specified term and may be terminated at any time. In addition, each Agreement provides that, in the event of the officer's termination other than for "cause" (as defined in the Agreement), payment of base salary will continue for two years in Mr. Ormond's case and one year in the case of the other officers. The Employment Agreement also provides that the officer's base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time, but that no vested or accrued benefit may be adversely affected.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee is comprised of Messrs. Lemieux, Siefers and Young, none of whom were officers or employees of the Company or any of its subsidiaries during the fiscal year. Messrs. Lemieux and Young were, prior to October 1991, officers of certain subsidiaries of the Company. As disclosed on page 4, the Company has received banking and related services from subsidiaries of National City Corporation of which Mr. Lemieux is a director and Mr. Siefers is an executive officer.

COMPENSATION COMMITTEE REPORT

     Compensation Policies Applicable to Executive Officers. During 1996, the Compensation Committee continued to follow basic compensation policies previously established. The main objective of the executive compensation program remains the enhancement of stockholder value over the long term. The Committee has noted that the health care industry continues to evolve in a highly competitive and heavily regulated environment which presents senior management with significant challenges and opportunities. The Committee believes that the superior performance of the senior management team in this complex business environment has directly resulted in significant and consistent increases in recognized measures of stockholder value. In the judgment of the Committee, the continued achievement of significant increases in stockholder value requires a superior compensation package which attracts and retains executives of exceptional talents and leadership ability and motivates superior performance in achieving future growth in stockholder value. The compensation program therefore is designed and administered (1) to be strongly competitive within the health care industry generally and with the compensation policies of other publicly-held companies of comparable size and complexity; (2) to provide major incentives directly linked to increases in recognized measures of stockholder value; and (3) to reward superior performance as measured by financial and non-financial factors. The Committee believes that the current compensation program is accomplishing these objectives but the Committee also recognizes its responsibility to evaluate the program regularly and make appropriate changes to ensure its continued success.

     Annual base salaries of the executive officers were reviewed by the Committee at its fall meeting and adjusted as determined to be appropriate, effective December 1, 1996. Following previously stated policies, the Committee adjusted salaries based upon competitive information, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions to future Company performance. The Committee also took into consideration relatively low inflation in the national economy. Although strong overall performance by the Company was a factor in determining the salary adjustments, the individual factors stated above were the primary considerations.

     The Committee approved payouts under the incentive components of the executive compensation program based upon the Company's performance against goals previously established by the Committee. With respect to the Annual Incentive Plan ("Annual Plan"), the Company performance in 1996 significantly exceeded Committee-approved goals for operating income and earnings per share ("EPS"). Other important measures of financial performance such as revenue, cash flow from operations and revenue mix greatly improved versus prior year. In addition, the Committee determined that the quality of care in the Company's nursing centers remained at a high level and significant progress was made during 1996 in implementing strategic plans. These performance achievements justified payouts under the Annual Plan in excess of the target payout levels. In determining the amount of the additional payout, the Committee considered a number of factors but primarily rewarded performance which significantly exceeded pre-established goals.

     The Committee approved payouts under the Performance Award Plan ("PAP") based upon the actual rate of growth in EPS during the 1994-1996 award period, the criteria established by the Committee at the time awards were made. During this period the growth in EPS exceeded the target goal by an amount which earned maximum payouts under the specific formula established at the time the target goals were set by the Committee. The Committee also set a target growth rate in EPS for the 1996-1998 award period which includes a threshold growth rate for any payment and a maximum payment for growth significantly in excess of the target. The Committee believes that the PAP is achieving its objective of focusing senior management on long-term increases in stockholder value.

     The Committee continues to believe that a broad-based stock option plan is an important element in a compensation program designed to maximize stockholder value. The Company's Amended Stock Option Plan for Key Employees ("Option Plan") covers executive officers and key corporate and field management. The Committee believes that the program is valued by eligible employees at all levels of the organization and that the program is providing an important incentive to increasing stockholder value. The Committee approved additional stock option grants during 1996, with exercise dates deferred for three years and exercise prices set at the market value on the date of grant. The grants were based upon competitive option practices and the individual's potential to make a contribution to earnings growth as determined by the individual's job classification, responsibilities and past performance.

     Consistent with its obligation to evaluate periodically the appropriateness of changes to the Company's compensation program, the Committee has determined that authority to issue additional shares under the Restricted Stock Plan is desirable. Share authority under the Plan was exhausted in October, 1991 and all grants have fully vested. The Committee believes that grants of Restricted Stock, conditioned upon achieving performance-based goals, will be an important feature in the long-term retention of key executives and will provide further motivation for performance which is directly linked to future increases in stockholder value. Accordingly, in February, 1997 the Committee adopted amendments to the Restricted Stock Plan, subject to stockholder approval, to increase Restricted Stock authority by 500,000 shares and to make other changes to bring the Plan, as amended, within the performance-based compensation exception of Section 162(m) of the Code.

     Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer ("CEO"). The Committee is directly responsible for determining the CEO's salary level and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Accordingly, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Committee also believes that the complex health care environment in which the Company currently operates requires a high degree of leadership, innovation and prudent risk-taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these entrepreneurial skills.

     The CEO's compensation for 1996 was again directly related to the overall performance of the Company as measured by financial criteria and important qualitative factors. Successful financial performance during the year was demonstrated by the significant growth in revenue, revenue mix, operating income and EPS. In addition, the CEO's compensation continued to reflect (1) the excellent quality of care maintained in the Company's nursing centers and the continued emphasis on quality among all employees; (2) progress in implementing the growth objectives of the Company as reflected in earnings growth from existing assets, the further development and addition of specialty care units, and acquisition and new construction activities; (3) the continued strong performance of the senior management team; and (4) related qualitative factors.

     Policy Related to Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 denies a deduction to any publicly held corporation for compensation paid to the CEO and the other four most highly compensated officers, as of the end of a fiscal year, to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993, subject to an exception for "performance-based compensation." It is the Committee's policy to take the necessary steps, including appropriate plan amendments, to qualify compensation paid to executive officers for deductibility to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. In furtherance of this policy, the stockholders have approved amendments to the PAP and the Option Plan designed to meet the performance-based compensation requirements of Section 162(m). The Amended Restricted Stock Plan has also been designed to meet the performance-based compensation requirements of Section 162(m) and is being submitted for stockholder approval at the 1997 Annual Meeting. The Committee will continue to monitor developments on this subject and take further action as may be appropriate.

                                          Joseph H. Lemieux
                                          Robert G. Siefers
                                          Thomas L. Young

PERFORMANCE GRAPH

     The graph below compares the total stockholder return on HCR Common Stock to the cumulative total return for a broad market index (the Standard & Poor's 500 Stock Index), and to the cumulative total return for an index comprised of a peer group of companies.(1) The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     The graph assumes a $100 investment in HCR stock on December 31, 1991 at a price of $7.375 per share, as adjusted for 100% and 50% stock dividends on March 5, 1993 and June 5, 1996, respectively. The graph also assumes investments of $100 in the S&P 500 and the peer group indices, respectively, on the same date.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     MEASUREMENT PERIOD                                       PEER GROUP
   (FISCAL YEAR COVERED)           HCR          S&P 500         INDEX
1991                                 100.00         100.00         100.00
1992                                 148.02         107.73         114.80
1993                                 201.12         118.59         107.85
1994                                 272.31         120.22         108.15
1995                                 316.37         165.37         102.54
1996                                 388.12         204.15         121.77

---------------
(1) The peer group index is based upon the total return for investments in the common stock of the following companies: Beverly Enterprises, Inc.; Integrated Health Services, Inc.; Living Centers of America, Inc.; Manor Care, Inc.; and Novacare, Inc. The returns for each company are weighted in proportion to the market values of the equity capitalization of such companies.

             PROPOSAL TO APPROVE THE AMENDED RESTRICTED STOCK PLAN

     In October, 1991, the Company adopted a Restricted Stock Plan pursuant to which shares of Common Stock were issued to officers of the Company subject to restrictions set forth in Restricted Stock Agreements executed by each officer and the Company at the time the shares were issued. The Board of Directors initially reserved 892,866 shares of Common Stock for issuance under the Restricted Stock Plan, all of which were issued in October, 1991. The Compensation Committee, which is responsible for the administration of the Restricted Stock Plan, has adopted amendments to the Plan, subject to stockholder approval, which: (1) increase the number of authorized shares of Common Stock that may be issued as Restricted Stock by 500,000 shares to 1,392,866; (2) establish performance-based criteria for the issuance of Restricted Stock; (3) limit the number of shares of additional Restricted Stock that may be issued to any individual to 250,000 shares; (4) extend the expiration date of the Restricted Stock Plan, as amended, to ten years from the date of stockholder approval; and (5) make other changes to the Restricted Stock Plan which conform the provisions thereof to the requirements of Section 162(m) of the Code. The Restricted Stock Plan, as amended, has been renamed the Amended Restricted Stock Plan. Upon approval by the stockholders of the Amended Restricted Stock Plan, the Company believes that the value of Restricted Stock will qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The following description of the Amended Restricted Stock Plan is qualified in its entirety by the terms of the Amended Restricted Stock Plan which is set forth in its entirety in Appendix A.

     The Amended Restricted Stock Plan ("Plan") is a stock-based compensation plan pursuant to which the Compensation Committee periodically makes Restricted Stock Awards which can, upon achievement of specified performance goals, result in the issuance of Restricted Stock to the recipient of the award. The Plan covers corporate officers and certain other key senior management personnel selected by the CEO, and approved by the Committee, based upon their ability to make significant contributions to the long-term performance of the Company. Currently, there are 14 persons covered by the Plan. Restricted Stock Awards are expressed in shares of Common Stock. At the time the Restricted Stock Award is made, the Committee establishes a performance goal based upon the rate of growth in earnings per share ("Target Performance Goal") and sets an Award Period during which the Target Performance Goal must be achieved. The selection of the Target Performance Goal is designed to reward performance which increases stockholder value over the long term.

     Following the end of each Award Period, the Committee determines the extent to which the Restricted Stock Awards have been earned based upon the Company's performance in achieving the Target Performance Goal. No shares of Restricted Stock may be issued until the Compensation Committee certifies the extent to which the Target Performance Goal has been achieved during the Award Period. Shares of Restricted Stock are issued pursuant to written Restricted Stock Agreements which will contain restrictions established by the Committee. Typically, the restrictions will preclude the sale or encumbrance of the shares until the expiration of a specified period of time.

     The Plan may be amended in whole or in part or otherwise, modified, suspended or terminated at any time by the Committee. However, certain provisions of the Plan may not be amended without stockholder approval given within twelve months before or after the action by the Committee. These provisions include the maximum number of shares which may be issued as Restricted Stock, the eligibility requirements of the Plan and the time limit imposed for issuing shares of Restricted Stock. Shares of Restricted Stock may not be issued after the expiration of ten years from the date the Plan is approved by the stockholders.

     The Plan provides that Restricted Stock may be reacquired by the Company upon a termination of employment prior to the lapse of any restrictions. Any shares of Restricted Stock reacquired by the Company may again be utilized under the Plan subject to the limitations on the maximum number of shares which may be issued under the Plan. In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of shares of Common Stock, the Committee will make appropriate adjustments in the number of shares which may be issued as Restricted Stock and in the outstanding shares of Restricted Stock.

     As of the date hereof, the Compensation Committee has not allocated any shares of Restricted Stock under the Plan to the CEO, to any of the other individuals listed in the Summary Compensation Table or to any eligible employees under the Plan. The amount of Restricted Stock which would have been allocated to any individual under the Plan during the last completed fiscal year is not determinable because such allocations are within the discretion of the Compensation Committee.

     Federal Income Tax Consequences of the Amended Restricted Stock Plan. The following discussion is a general summary of the material federal income tax consequences of the Plan to the Company and to participants in the Plan. Under present federal regulations, there will be no federal income tax consequences to either the Company or a participant in the Plan when a Restricted Stock Award is made or Restricted Stock is issued pursuant to an Award. If Restricted Stock is issued, the value of the Restricted Stock at the time the restrictions thereon lapse will be taxable to a participant as ordinary income and deductible by the Company as compensation unless the participant elects pursuant to Section 83(b) of the Code to be taxed on the value of the Restricted Stock prior to the time when all restrictions lapse. If the participant makes an election under Section 83(b) the value of the Restricted Stock will be taxable as ordinary income in accordance with the election and will be deductible by the Company as compensation. Upon disposition of the Restricted Stock, following lapse of the restrictions thereon, the participant will realize short or long-term capital gain depending on the participant's holding period and the Company receives no further deduction.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL.

         PROPOSAL TO RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997, subject to ratification of such selection by the stockholders.

     A partner of Ernst & Young LLP will attend the Annual Meeting. He will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. For adoption, all proposals to be voted upon by stockholders require a majority vote of Common Stock represented at the meeting in person or by proxy.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES

     Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the Annual Meeting.

SOLICITATION COSTS

     The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting must deliver the proposal so that it is received by the Company no later than November 25, 1997. The Company requests that all such proposals be addressed to R. Jeffrey Bixler, Vice President, General Counsel and Secretary, Health Care and Retirement Corporation, One SeaGate, Toledo, Ohio 43604-2616.

                                          By Order of the Board of Directors,

                                          R. JEFFREY BIXLER, SECRETARY
Toledo, Ohio
March 25, 1997

                                                                      APPENDIX A

                     HEALTH CARE AND RETIREMENT CORPORATION

                         AMENDED RESTRICTED STOCK PLAN

     HEALTH CARE AND RETIREMENT CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this Amended Restricted Stock Plan. The purposes of this Amended Restricted Stock Plan are as follows:

          1. To further the growth, development and financial success of the Company by providing additional incentives to certain of its Employees (as defined hereunder) by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

          2. To enable the Company to obtain and retain the services of the type of officers considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company by means of issuances of Restricted Stock (as defined hereunder).

                                   ARTICLE I

                                  DEFINITIONS

     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1 -- Award Period

     "Award Period" shall mean the period of time set by the Committee during which the Target Performance Goal set forth in a Restricted Stock Award must be achieved.

Section 1.2 -- Board

     "Board" shall mean the Board of Directors of the Company.

Section 1.3 -- Chief Executive Officer

     "Chief Executive Officer" shall mean the Chief Executive Officer of the Company elected by the Board in accordance with the by-laws of the Company.

Section 1.4 -- Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5 -- Committee

     "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 5.1.

Section 1.6 -- Common Stock

     "Common Stock" shall mean the Company's common stock, $.01 par value.

Section 1.7 -- Company

     "Company" shall mean Health Care and Retirement Corporation, a Delaware corporation.

Section 1.8 -- Director

     "Director" shall mean a member of the Board.

Section 1.9 -- Employee

     "Employee" shall mean any employee of the Company, or of any corporation which is then a Parent Corporation or Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.10 -- Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.11 -- Fair Market Value

     "Fair Market Value" of a share of the Company's stock as of a given date shall be: (i) the closing price of a share of the Company's stock on the principal exchange on which shares of the Company's stock are then trading, if any, on the day previous to such date, or if shares were not traded on the day previous to such dates, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices of the stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith.

Section 1.12 -- Officer

     "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.13 -- Parent Corporation

     "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.14 -- Plan

     "Plan" shall mean this Health Care and Retirement Corporation Amended Restricted Stock Plan.

Section 1.15 -- Restricted Stock

     "Restricted Stock" shall mean Common Stock of the Company issued pursuant to Article III of the Plan and subject to the terms and conditions imposed pursuant to Article IV of the Plan.

Section 1.16 -- Restricted Stock Award

     "Restricted Stock Award" shall mean an award of Restricted Stock which may be issued only upon the attainment of performance goals established by the Committee.

Section 1.17 -- Restricted Stockholder

     "Restricted Stockholder" shall mean a person to whom Restricted Stock has been issued under the Plan.

Section 1.18 -- Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended in the future.

Section 1.19 -- Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.20 -- Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.21 -- Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last Corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership in which the Company and/or any Subsidiary owns 50% or more of the capital or profit interests.

Section 1.22 -- Target Performance Goal

     "Target Performance Goal" shall mean the performance goal set forth in a Restricted Stock Award and expressed in terms of a compound annual rate of growth in earnings per share of Common Stock or in such other recognized measure of stockholder value selected by the Committee.

Section 1.23 -- Termination of Employment

     "Termination of Employment" shall mean the time when the employee-employer relationship between the Restricted Stockholder and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, total disability or retirement, but excluding: (i) terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary; or (ii) terminations where the Restricted Stockholder continues a relationship (e.g., as a director or as a consultant) with the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute Terminations of Employment. Notwithstanding any other provision of this Plan, the Company or any of its subsidiaries has an absolute and unrestricted right to terminate the Restricted Stockholder's employment at any time for any reason whatsoever, with or without cause.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

Section 2.1 -- Shares Subject to Plan

     The shares of capital stock which may be issued as Restricted Stock shall be shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued as Restricted Stock shall not exceed 1,392,866. No employee shall be issued more than 250,000 shares of the Restricted Stock authorized by the Stockholders at the 1997 Annual Stockholders Meeting.

Section 2.2 -- Reacquired Restricted Stock

     Any shares of Restricted Stock reacquired by the Company pursuant to the restrictions thereon may again be utilized hereunder, subject to the limitations of Section 2.1.

Section 2.3 -- Changes in Company's Shares

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares of Restricted Stock which may be issued including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued as Restricted Stock.

                                  ARTICLE III

                          ISSUANCE OF RESTRICTED STOCK

Section 3.1 -- Eligibility

     Any key Employee, as selected by the Chief Executive Officer and approved by the Committee, shall be eligible to receive Restricted Stock Awards. Eligible employees shall be selected based upon their ability to make significant contributions to the long-term performance of the Company.

Section 3.2 -- Restricted Stock Awards

     (a) The Committee is authorized, in its absolute discretion, from time to time: (i) to make Restricted Stock Awards to any eligible Employee; (ii) to determine the target number of shares of Restricted Stock to be issued to such selected Employees pursuant to the Restricted Stock Awards;
(iii) to determine the appropriate Award Period during which Restricted Stock may be earned; and (iv) to determine the purchase price, if any, and other terms and conditions applicable to such shares of Restricted Stock to be issued pursuant to the Restricted Stock Awards, consistent with the Plan.

     (b) Restricted Stock Awards shall be expressed in shares of Common Stock which shall be issued to the Employee upon attainment of the applicable Target Performance Goal set forth in the Award. Restricted Stock Awards shall be made no later than the earlier of: (i) ninety (90) days after the commencement of the Award Period; and (ii) the expiration of twenty-five percent (25%) of the Award Period. The Award Period shall be determined by the Committee at the time the Restricted Stock Award is made.

     (c) The Target Performance Goal for issuance of Common Stock pursuant to Restricted Stock Awards shall be based upon the compound annual growth rate in earnings per share during the Award Period or such other recognized measure of growth in stockholder value selected by the Committee at the time the Committee makes the Restricted Stock Award, provided that in the event the Committee determines that a change in the Target Performance Goal criteria under the Plan would disqualify the Common Stock issued under the Plan for the "performance based compensation" exception under Section 162(m) of the Internal Revenue Code, the Target Performance Goal shall be the compound annual growth rate in earnings per share. At the time the Restricted Stock Award is made, the Committee shall set a Target Performance Goal for issuance of the Common Stock stated in the Restricted Stock Award. In its discretion exercised at the time the Restricted Stock Award is made, the Committee may also set a threshold performance level for a minimum grant of Restricted Stock and a maximum grant of Restricted Stock for performance in excess of the Target Performance Goal, and may authorize the grant of Restricted Stock within the range established by such minimum and maximum grants based upon the extent to which the Company achieves the Target Performance Goal during the Award Period.

     (d) Following preparation of financial statements and other necessary data after the expiration of the Award Period, the Committee shall certify the extent to which the Target Performance Goal has been achieved. As soon as practicable thereafter, the Secretary shall issue the Restricted Stock in accordance with the certification and the provisions of Article IV hereof.

     (e) Shares of the Company's Common Stock issued as Restricted Stock may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company. The Committee shall establish the purchase price (if any) and form of payment for Restricted Stock. In all cases legal consideration shall be required for each issuance of Restricted Stock.

                                   ARTICLE IV

                           TERMS OF RESTRICTED STOCK

Section 4.1 -- Restricted Stock Agreement

     The Restricted Stock issued under this Plan shall be issued pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

Section 4.2 -- Consideration to the Company

     The consideration for the issuance of Restricted Stock shall be set by the Committee.

Section 4.3 -- Rights as Stockholders

     Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 4.8, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

Section 4.4 -- Restrictions

     Unless otherwise approved in writing by the Committee, no shares of Restricted Stock issued under this Plan to any Officer or Director may be sold, assigned or otherwise transferred until at least six months have elapsed from (but excluding) the date such Restricted Stock was issued. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to such restrictions as the Committee shall provide in the terms of each individual Restricted Stock Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 6.3, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

Section 4.5 -- Reacquisition of Restricted Stock

     The Committee shall provide in the terms of each individual Restricted Stock Agreement that Restricted Stock then subject to restrictions under the Restricted Stock Agreement may be reacquired by the Company immediately upon a Termination of Employment for any reason; provided, however, that provision may be made that no such reacquisition shall occur in the event of a Termination of Employment because of the Restricted Stockholder's normal retirement or total disability (each as determined by the Committee in accordance with Company policies), early retirement with the consent of the Committee or death, in which event the restrictions imposed under the Restricted Stock Agreement upon some or all shares of Restricted Stock shall immediately expire.

Section 4.6 -- Merger, Consolidation, Acquisition, Liquidation or Dissolution

     Upon the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the restrictions imposed under the Restricted Stock Agreement upon some or all shares of Restricted Stock shall immediately expire and/or some or all of such shares shall cease to be subject to reacquisition by the Company under Section 4.5.

Section 4.7 -- No Right to Continued Employment

     Nothing in this Plan or in any Restricted Stock Agreement hereunder shall confer upon any Restricted Stockholder any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Restricted Stockholder at any time for any reason whatsoever, with or without cause.

Section 4.8 -- Escrow

     The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; provided, however, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

Section 4.9 -- Legend

     In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

Section 4.10 -- Tax Withholding

     The Company's obligation: (i) to issue or deliver to the Restricted Stockholder any certificate or certificates for unrestricted shares of stock; or
(ii) to pay to the Restricted Stockholder any dividends or make any distributions with respect to the Restricted Stock, is expressly conditioned upon receipt from the Restricted Stockholder, on or prior to the date the same is required to be withheld of:

     (a) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

     (b) Subject to the Committee's consent and Section 4.10(c), full payment by delivery to the Company of unrestricted shares of the Company' Common Stock previously owned by the Restricted Stockholder duly endorsed for transfer to the Company by the Restricted Stockholder with an aggregate Fair Market Value (determined, as applicable, as of the date of the lapse of the restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

     (c) With respect to the withholding obligation for shares of Restricted Stock that become unrestricted shares of stock as of a certain date (the "Vesting Date"), subject to the Committee's consent and to the timing requirements set forth in this Section 4.10(c), full payment by retention by the Company of a portion of such shares of Restricted Stock which become unrestricted or vested with an aggregate Fair Market Value (determined as of the Vesting Date) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes. Such shares of Restricted Stock which become unrestricted or vested as of the Vesting Date may be used to satisfy the tax withholding consequences of such lapse of restrictions or vesting only: (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date; or (ii) pursuant to an irrevocable written election by the Restricted Stockholder to use shares of Restricted Stock which become unrestricted or vested as of the Vesting Date to pay all or part of the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such withholding taxes; or

     (d) Subject to the Committee's consent, any combination of payments provided for in the foregoing subsections (a), (b) or (c).

                                   ARTICLE V

                                 ADMINISTRATION

Section 5.1 -- Compensation Committee

     The Compensation Committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 5.2 -- Duties and Powers of Committee

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

Section 5.3 -- Majority Rule

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section 5.4 -- Compensation; Professional Assistance; Good Faith Actions

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Restricted Stockholders, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Restricted Stock, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                   ARTICLE VI

                                OTHER PROVISIONS

Section 6.1 -- Restricted Stock Not Transferable

     No Restricted Stock, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Restricted Stockholder or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 6.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.2 -- Amendment, Suspension or Termination of Plan

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.3, increase any limit imposed in Section
2.1 on the maximum number of shares which may be issued as Restricted Stock, materially modify the eligibility requirements of Section 3.1, extend the limit imposed in this Section 6.2 on the period during the Restricted Stock may be issued or amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Restricted Stockholder, alter or impair any rights or obligations under any Restricted Stock theretofore issued. No Restricted Stock may be issued during any period of suspension nor after termination of the Plan, and in no event may any Restricted Stock be issued under this Plan after the expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 6.3.

Section 6.3 -- Approval of Plan by Stockholders

     This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Committee's adoption of this Plan. Restricted Stock issued following the adoption of the Plan but prior to such stockholder approval shall not vest prior to the time when the Plan is approved by the stockholders; provided, that if such approval has not been obtained at the end of said twelve-month period, all Restricted Stock issued during such time period under the Plan shall thereupon be canceled and become null and void.

Section 6.4 -- Effect of Plan Upon Other Option and Compensation Plans

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary; (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary; or (b) to issue restricted or unrestricted stock otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the issuance of restricted or unrestricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 6.5 -- Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 6.6 -- Conformity to Securities Laws

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock shall be issued, only in such manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Restricted Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                  [HRC LOGO]

PROXY              HEALTH CARE AND RETIREMENT CORPORATION                 PROXY

                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

        The undersigned hereby authorizes and instructs National City Bank, Northwest, Trustee under the HCR Stock Purchase and Retirement Savings Plan, to vote in person or by proxy the full common shares of Health Care and Retirement Corporation credited to my account under the Health Care and Retirement Corporation Stock Fund as of March 13, 1997, if any, at the Annual Meeting of Stockholders to be held on May 6, 1997, or at any adjournment thereof.

        When properly executed, this proxy will be voted in the manner directed on the reverse side of this card by the undersigned stockholder. If no direction is made, this proxy will be voted by the Trustee in accordance with the instructions received with respect to a majority of shares in the Health Care and Retirement Corporation Stock Fund.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
            ITEMS 1, 2 AND 3 HAVE BEEN  PROPOSED BY THE REGISTRANT.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------






3351 - HEALTH CARE & RETIREMENT CORP. (SAVINGS PLAN) (YELLOW STOCK)

                     HEALTH CARE AND RETIREMENT CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

 [                                                                           ]


                                                                                                For All
                                                                For          Withheld           Except Nominees(s)
                                                                All             All             Written Below
1. ELECTION OF DIRECTORS: CLASS III-                            / /             / /                  / /
   Nominees: Robert G. Siefers, M. Keith Weikel
   and Thomas L. Young

   ________________________________________________________

                                                                For           Against              Abstain
2. Approval of the Amended Restricted Stock Plan.               / /             / /                  / /

                                                                For           Against              Abstain
3. Ratify selection of Ernst & Young LLP as auditors.           / /             / /                  / /

4. In its discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.


Dated: _________________________, 1997


_____________________________________
Signature

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.




3351 - HEALTH CARE & RETIREMENT CORP. (SAVINGS PLAN)(YELLOW STOCK)

PROXY              HEALTH CARE AND RETIREMENT CORPORATION                 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Paul A. Ormond, Geoffrey G. Meyers and
R. Jeffrey Bixler and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated herein, all shares of common stock of Health Care and Retirement Corporation held of record by the undersigned on March 13, 1997, at the Annual Meeting of Stockholders to be held on May 6, 1997, or at any adjournment thereof.

        This proxy, when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2 and 3. Items 1, 2 and 3 have been proposed by the registrant.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------






3350 - HEALTH CARE & RETIREMENT CORP. (PROXY)

                     HEALTH CARE AND RETIREMENT CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

 [                                                                           ]


                                                                                                For All
                                                                For          Withheld           Except Nominees(s)
                                                                All             All             Written Below
1. ELECTION OF DIRECTORS: CLASS III-                            / /             / /                  / /
   Nominees: Robert G. Siefers, M. Keith Weikel
   and Thomas L. Young

   ________________________________________________________

                                                                For           Against              Abstain
2. Approval of the Amended Restricted Stock Plan.               / /             / /                  / /

                                                                For           Against              Abstain
3. Ratify selection of Ernst & Young LLP as auditors.           / /             / /                  / /

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: _________________________, 1997


_____________________________________
Signature


_____________________________________
Signature, if held jointly

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.




3350 - HEALTH CARE & RETIREMENT CORP. (PROXY)